As filed with the Securities and Exchange Commission on September 21, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

____________

APTOSE BIOSCIENCES INC.

(Exact name of registrant as specified in its charter)

Canada (State or Other Jurisdiction of Incorporation or Organization)		98-1136802 (I.R.S. Employer Identification No.)
____________
251 Consumers Road, Suite 1105, Toronto, Ontario M2J 4R3 Canada (Address of Principal Executive Offices) ____________
Aptose Biosciences Inc. 2021 Stock Incentive Plan (“Incentive Plan”) (Full title of the plan) ____________

Aptose Biosciences U.S. Inc.
12270 High Bluff Drive, Suite 120
San Diego, California 92130

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Daniel M. Miller

Dorsey & Whitney LLP

Suite 1070 – 1095 West Pender Street

Vancouver, B.C.

Canada V6E 2M6

604-630-5199

__

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

____________

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed to register an additional 68,517 shares of common shares (“Shares”) of Aptose Biosciences Inc. to be issued pursuant to our 2021 Stock Incentive Plan as a result of the approval of the amendment to the 2021 Stock Incentive Plan at the Annual and Special Meeting of Shareholders held on May 23, 2023.

These additional Shares are securities of the same class as other securities for which a previous Registration Statement on Form S-8 was filed by us with the Securities and Exchange Commission (the “SEC”) on June 28, 2021 (File No. 333-257446) and for which a Post-Effective Amendment No. 1 to the aforementioned Registration Statement on Form S-8 was filed on April 1, 2022 (File No. 333-257446) (together, the “Previous Registration Statements”).  In accordance with General Instruction E of Form S-8, the contents of the Previous Registration Statements, including periodic reports filed after the Previous Registration Statements to maintain current information about our company, are incorporated by reference into this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 are not required to be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements, pursuant to the Note to Part I of Form S-8 and Rule 424 under the Securities Act of 1933. The information required in the Section 10(a) prospectus is included in documents being maintained and delivered by Aptose Biosciences Inc. as required by Part I of Form S-8 and by Rule 428 under the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents that have been filed by us with the SEC are incorporated in this registration statement by reference:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 24, 2023.

(b)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 8, 2023.

(c)	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the SEC on August 10, 2023

(d)	Our Current Reports on Form 8-K filed with the SEC on May 23, 2023, May 26, 2023, June 5, 2023, June 12, 2023 and September 12, 2023.

(e)	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 19, 2023.

(f)	All other reports filed by our company under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2022.

(g)	The description of our common shares set forth under the heading “Additional Information – Common Shares” contained in our Annual Report on Form 20-F for the fiscal year end May 31, 2014, filed with the SEC on July 30, 2014, and incorporated by reference into our Registration Statement on Form 8-A, as filed with the SEC on October 21, 2014, including any amendment or report to such Registration Statement on Form 8-A filed for the purpose of amending such description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

Any statement contained herein, in any amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently-filed amendment to this registration statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement

Item 4. Description of Securities.

Not applicable.

Item 5. Interest of Named Experts and Counsel.

Not applicable.

2

Item 8.	Exhibits.

Exhibit	Description of Exhibit

4.1	Aptose Biosciences Inc. 2021 Stock Incentive Plan

5.1	Opinion of McCarthy Tétrault LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of McCarthy Tétrault LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature pages to this registration statement).

107	Filing Fee Table

3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Aptose Biosciences Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, on this 21st day of September, 2023.

APTOSE BIOSCIENCES INC.

By:	/s/ William G. Rice, Ph.D.
William G. Rice, Ph.D.
President and Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William G. Rice and Fletcher Payne, and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on September 21, 2023.

4

Name	Position

s/ William G. Rice William G. Rice	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

s/ Fletcher Payne Fletcher Payne	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Denis Burger Denis Burger	Director

/s/ Carol Ashe Carol Ashe	Director

/s/ Dr. Erich M. Platzer Dr. Erich M. Platzer	Director

/s/ Dr. Bernd R. Seizenger Dr. Bernd R. Seizenger	Director

/s/ Dr. Mark Vincent Dr. Mark Vincent	Director

/s/ Warren Whitehead Warren Whitehead	Director

5

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Aptose Biosciences Inc. in the United States, on September 21, 2023.

APTOSE BIOSCIENCES U.S. INC.

By:	/s/ William G. Rice
William G. Rice
President

6